Release:     Jan. 27, 2021

CP demonstrates resiliency of model and team; reports record fourth-quarter and full-year 2020 results

Calgary - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its fourth-quarter results, including revenues of $2.01 billion, a record-low operating ratio (“OR”) of 53.9 percent, diluted earnings per share (“EPS”) of $5.95 and record adjusted diluted EPS of $5.06.

Fourth-quarter 2020 highlights
•Revenues decreased 3 percent to $2.01 billion, from $2.07 billion in Q4 2019
•OR improved by 310 basis points (bps) to 53.9 percent
•Diluted EPS improved 23 percent to $5.95, from $4.82 in Q4 2019, while adjusted diluted EPS rose 6 percent to record $5.06, from $4.77 in Q4 2019

“With a foundation of strong operational performance and a commitment to controlling what we can, the team continues to deliver,” said Keith Creel, CP President and CEO. “Despite the continued COVID-19 impacts, volumes steadily improved over the second half of 2020 and we saw revenue ton mile (“RTM”) growth in the fourth quarter.”

Full-year 2020 highlights
•Federal Railroad Administration ("FRA")-reportable personal injuries declined 22 percent to a record-low 1.11 from 1.42 in 2019, and CP’s FRA-reportable train accident frequency decreased 9 percent versus 2019 to a record-low 0.96 from 1.06
•Revenues decreased 1 percent to $7.71 billion, from $7.79 billion in 2019
•OR improved to a record-low 57.1 percent, a 280 bps improvement year over year
•Diluted EPS increased 3 percent to a record $17.97 from $17.52, while adjusted diluted EPS rose 7.5 percent to a record $17.67, from $16.44 in 2019

“I’m proud to say that our 2020 full-year results, including from a safety perspective, exceeded our expectations, in what has been one of the most challenging years any of us have faced,” said Creel. “I’m continually impressed by the resiliency of the CP family, particularly those who provide an essential service to North Americans day in and day out, no matter the challenges. The 12,000-strong CP family responded to extraordinary circumstances in 2020 with grit and courage, ensuring that our railway was able to serve our customers, shareholders and communities.”

Full-year 2021 guidance
•Double-digit adjusted diluted EPS growth relative to 2020’s adjusted diluted EPS of $17.67
•High single-digit volume growth, as measured in RTMs
•Capital expenditures of $1.55 billion

CP’s guidance is based on the following key assumptions:
•Effective tax rate of 24.6 percent
•Other components of net periodic benefit recovery will increase by approximately $40 million versus 2020

"The uncertainty caused by the COVID-19 pandemic dramatically disrupted global supply chains," said Creel. "By leveraging our unique growth opportunities and applying our precision scheduled railroading operating model, CP is continuing to lead the industry. The momentum we've created in the fourth quarter will continue into 2021."

CP will discuss its results with the financial community in a conference call beginning at 4:30 p.m. ET (2:30 p.m. MT) on Jan. 27, 2021.

Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll free dial in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.

Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP's website at investor.cpr.ca.

A replay of the fourth-quarter conference call will be available by phone through to Feb. 3, 2021 at 416-849-0833 or toll free 1-855-859-2056, password 6346098.

Non-GAAP Measures
Although CP has provided a forward-looking non-GAAP measure (adjusted diluted EPS), management is unable to reconcile, without unreasonable efforts, the forward-looking adjusted diluted EPS to the most comparable GAAP measure (diluted EPS), due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, CP has recognized changes in income tax rates and a change to an uncertain tax item. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP's adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar foreign exchange (FX) rate is unpredictable and can have a significant impact on CP's reported results but may be excluded from CP's adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company's debt and lease liabilities from adjusted diluted EPS. Please see Note on forward-looking information below for further discussion.

For information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures.

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, statements concerning 2021 volume including as measured in RTMs, EPS growth and adjusted diluted EPS growth, capital program investments, the U.S.-to-Canadian dollar exchange rate, annualized effective tax rate, other components of net periodic benefit recovery, cost control efforts, the success of our business, our operations, priorities and plans, anticipated financial and operational performance, business prospects, demand for our services and growth opportunities.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; foreign exchange rates (as specified herein); effective tax rates (as specified herein); performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions, applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; our ability to realize upon business plans including cost control efforts; and the continued impact of the novel strain of coronavirus (and the disease known as COVID-19) on CP’s businesses, operating results, cash flows and/or financial condition. Although management of CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of COVID-19 and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Alert_MediaRelations@cpr.ca

Investment Community
Chris De Bruyn
Tel: 403-319-3591
investor@cpr.ca

FINANCIAL INFORMATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2020	2019	2020	2019
Revenues
Freight	$1,968	$2,024	$7,541	$7,613
Non-freight	44	45	169	179
Total revenues	2,012	2,069	7,710	7,792
Operating expenses
Compensation and benefits	433	396	1,560	1,540
Fuel	169	227	652	882
Materials	54	49	216	210
Equipment rents	34	35	142	137
Depreciation and amortization	197	178	779	706
Purchased services and other (Note 5)	197	294	1,050	1,193
Total operating expenses	1,084	1,179	4,399	4,668

Operating income	928	890	3,311	3,124
Less:
Other income (Note 3)	(96)	(31)	(7)	(89)
Other components of net periodic benefit recovery	(85)	(87)	(342)	(381)
Net interest expense	112	112	458	448
Income before income tax expense	997	896	3,202	3,146
Income tax expense (Note 4)	195	232	758	706
Net income	$802	$664	$2,444	$2,440

Earnings per share
Basic earnings per share	$5.97	$4.84	$18.05	$17.58
Diluted earnings per share	$5.95	$4.82	$17.97	$17.52

Weighted-average number of shares (millions)
Basic	134.2	137.2	135.5	138.8
Diluted	134.8	137.7	136.0	139.3

Dividends declared per share	$0.9500	$0.8300	$3.5600	$3.1400
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2020	2019	2020	2019
Net income	$802	$664	$2,444	$2,440
Net gain in foreign currency translation adjustments, net of hedging activities	36	14	18	37
Change in derivatives designated as cash flow hedges	3	2	9	10
Change in pension and post-retirement defined benefit plans	(541)	(722)	(407)	(661)
Other comprehensive loss before income taxes	(502)	(706)	(380)	(614)
Income tax recovery on above items	104	176	88	135
Other comprehensive loss	(398)	(530)	(292)	(479)
Comprehensive income	$404	$134	$2,152	$1,961
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	December 31	December 31
(in millions of Canadian dollars)	2020	2019
Assets
Current assets
Cash and cash equivalents	$147	$133
Accounts receivable, net	825	805
Materials and supplies	208	182
Other current assets	141	90
	1,321	1,210
Investments (Note 5)	199	341
Properties	20,422	19,156
Goodwill and intangible assets (Note 5)	366	206
Pension asset	894	1,003
Other assets	438	451
Total assets	$23,640	$22,367
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,467	$1,693
Long-term debt maturing within one year	1,186	599
	2,653	2,292
Pension and other benefit liabilities	832	785
Other long-term liabilities	585	562
Long-term debt	8,585	8,158
Deferred income taxes	3,666	3,501
Total liabilities	16,321	15,298
Shareholders’ equity
Share capital	1,983	1,993
Additional paid-in capital	55	48
Accumulated other comprehensive loss	(2,814)	(2,522)
Retained earnings	8,095	7,550
	7,319	7,069
Total liabilities and shareholders’ equity	$23,640	$22,367
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2020	2019	2020	2019
Operating activities
Net income	$802	$664	$2,444	$2,440
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	197	178	779	706
Deferred income tax expense	88	65	221	181
Pension recovery and funding	(58)	(89)	(250)	(360)
Foreign exchange gain on debt and lease liabilities (Note 3)	(103)	(37)	(14)	(94)
Other operating activities, net	—	56	11	143
Change in non-cash working capital balances related to operations	59	196	(389)	(26)
Cash provided by operating activities	985	1,033	2,802	2,990
Investing activities
Additions to properties	(330)	(500)	(1,671)	(1,647)
Investment in Detroit River Tunnel Partnership (Note 5)	(398)	—	(398)	—
Investment in Central Maine & Québec Railway	—	(174)	19	(174)
Proceeds from sale of properties and other assets	13	8	22	26
Other	(2)	(2)	(2)	(8)
Cash used in investing activities	(717)	(668)	(2,030)	(1,803)
Financing activities
Dividends paid	(128)	(114)	(467)	(412)
Issuance of CP Common Shares	20	6	52	26
Purchase of CP Common Shares (Note 6)	(564)	(170)	(1,509)	(1,134)
Issuance of long-term debt, excluding commercial paper	—	—	958	397
Repayment of long-term debt, excluding commercial paper	(10)	(9)	(84)	(500)
Net issuance (repayment) of commercial paper	384	(77)	270	524
Net increase in short-term borrowings	—	—	5	—
Other	—	(10)	11	(12)
Cash used in financing activities	(298)	(374)	(764)	(1,111)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(6)	(3)	6	(4)
Cash position
(Decrease) increase in cash and cash equivalents	(36)	(12)	14	72
Cash and cash equivalents at beginning of period	183	145	133	61
Cash and cash equivalents at end of period	$147	$133	$147	$133

Supplemental disclosures of cash flow information:
Income taxes paid	$127	$127	$582	$506
Interest paid	$60	$71	$443	$444
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

	For the three months ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at October 1, 2020	134.5	$1,978	$56	$(2,416)	$7,961	$7,579
Net income	—	—	—	—	802	802
Other comprehensive loss	—	—	—	(398)	—	(398)
Dividends declared ($0.9500 per share)	—	—	—	—	(126)	(126)
Effect of stock-based compensation expense	—	—	4	—	—	4
CP Common Shares repurchased (Note 6)	(1.3)	(19)	—	—	(542)	(561)
Shares issued under stock option plan	0.1	24	(5)	—	—	19
Balance at December 31, 2020	133.3	$1,983	$55	$(2,814)	$8,095	$7,319
Balance at October 1, 2019	137.5	$1,982	$45	$(1,992)	$7,180	$7,215
Net income	—	—	—	—	664	664
Other comprehensive loss	—	—	—	(530)	—	(530)
Dividends declared ($0.8300 per share)	—	—	—	—	(114)	(114)
Effect of stock-based compensation expense	—	—	4	—	—	4
CP Common Shares repurchased (Note 6)	(0.6)	(8)	—	—	(180)	(188)
Shares issued under stock option plan	0.1	19	(1)	—	—	18
Balance at December 31, 2019	137.0	$1,993	$48	$(2,522)	$7,550	$7,069

	For the year ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at December 31, 2019, as previously reported	137.0	$1,993	$48	$(2,522)	$7,550	$7,069
Impact of accounting change (Note 2)	—	—	—	—	(1)	(1)
Balance at January 1, 2020, as restated	137.0	$1,993	$48	$(2,522)	$7,549	$7,068
Net income	—	—	—	—	2,444	2,444
Other comprehensive loss	—	—	—	(292)	—	(292)
Dividends declared ($3.5600 per share)	—	—	—	—	(479)	(479)
Effect of stock-based compensation expense	—	—	17	—	—	17
CP Common Shares repurchased (Note 6)	(4.0)	(58)	—	—	(1,419)	(1,477)
Shares issued under stock option plan	0.3	48	(10)	—	—	38
Balance at December 31, 2020	133.3	$1,983	$55	$(2,814)	$8,095	$7,319
Balance at January 1, 2019	140.5	$2,002	$42	$(2,043)	$6,630	$6,631
Net income	—	—	—	—	2,440	2,440
Other comprehensive loss	—	—	—	(479)	—	(479)
Dividends declared ($3.1400 per share)	—	—	—	—	(434)	(434)
Effect of stock-based compensation expense	—	—	15	—	—	15
CP Common Shares repurchased (Note 6)	(3.8)	(54)	—	—	(1,086)	(1,140)
Shares issued under stock option plan	0.3	45	(9)	—	—	36
Balance at December 31, 2019	137.0	$1,993	$48	$(2,522)	$7,550	$7,069
See Notes to Interim Consolidated Financial Information.

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP”, or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for its fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). It does not include all disclosures required under GAAP for annual financial statements and interim financial statements, and should be read in conjunction with the 2019 annual consolidated financial statements and notes included in CP's 2019 Annual Report on Form 10-K and 2020 interim consolidated financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2019 annual consolidated financial statements, except for the newly adopted accounting policies discussed in Note 2.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information. Interim results are not necessarily indicative of the results expected for the fiscal year.

2    Accounting changes

Implemented in 2020

Financial Instruments - Credit Losses

On January 1, 2020, the Company adopted the new Accounting Standards Update ("ASU") 2016-13, issued by the Financial Accounting Standards Board ("FASB"), and all related amendments under FASB Accounting Standards Codification ("ASC") Topic 326, Financial Instruments - Credit Losses. Using a modified retrospective approach, the Company recognized a cumulative-effect adjustment to its opening retained earnings balance in the period of adoption. Accordingly, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods.

The impact of the adoption of ASC 326 as at January 1, 2020 was an increase in the allowance for credit losses of $1 million, with the offsets to "Deferred income taxes" and "Retained earnings" on the Company's Interim Consolidated Balance Sheet.

3    Other income

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2020	2019	2020	2019
Foreign exchange gain on debt and lease liabilities	$(103)	$(37)	$(14)	$(94)
Other foreign exchange losses (gains)	1	—	(1)	(4)
Other	6	6	8	9
Other income	$(96)	$(31)	$(7)	$(89)

4    Income taxes

During the fourth quarter and for the year ended 2020, the Company revalued its deferred income tax balances as a result of a corporate income tax rate decrease due to a change relating to a tax return filing election for the state of North Dakota, resulting in a net recovery of $29 million. There were no changes in unrecognized tax benefits as a result of a specific uncertain tax position of a prior period (2019 - $24 million expense).

During the fourth quarter of 2019, there were no changes in corporate income tax rates. For the year ended 2019, revaluations of deferred income tax balances totaled a net recovery of $88 million associated with a decrease in the Alberta provincial corporate income tax rate.

5    Business combination

On December 22, 2020, CP completed its acquisition of the 83.5 percent ownership of the Detroit River Tunnel Partnership (“DRTP”) held by OMERS Infrastructure Management Inc. for cash, net of cash acquired, of $398 million. DRTP owns a 1.6-mile rail tunnel linking Windsor, Ontario, and Detroit, Michigan.

Prior to the close of the transaction, CP owned a 16.5 percent interest in DRTP, which was accounted for as an equity method investment. As a result of the acquisition, the Company recognized a before-tax gain of $68 million on the remeasurement to fair value of its previously-held equity interest within "Purchased services and other”.

The acquisition of DRTP has been accounted for as a business combination under the acquisition method of accounting. The acquired assets and assumed liabilities are recorded at their estimated fair values at the date of acquisition, including goodwill of $90 million. The goodwill relates primarily to the contract that DRTP has for CP’s use of the tunnel and deferred taxes recognized as a result of the purchase price allocation. The purchase price allocation was prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax bases of the net assets acquired.

6    Shareholders' equity

On December 17, 2019, the Company announced a normal course issuer bid ("NCIB"), commencing December 20, 2019, to purchase up to 4.80 million Common Shares in the open market for cancellation on or before December 19, 2020. Upon expiry of this NCIB, the Company had purchased 4.27 million Common Shares for $1,577 million.

On October 19, 2018, the Company announced a NCIB, commencing October 24, 2018, to purchase up to 5.68 million Common Shares for cancellation on or before October 23, 2019. The Company completed this NCIB on October 23, 2019.

All purchases were made in accordance with the respective NCIB at prevailing market prices plus brokerage fees, or such other prices that were permitted by the Toronto Stock Exchange, with consideration allocated to "Share capital" up to the average carrying amount of the shares and any excess allocated to "Retained earnings".

The following table provides activities under the share repurchase programs:

	For the three months ended December 31		For the year ended December 31
	2020	2019	2020	2019
Number of Common Shares repurchased(1)	1,321,494	610,688	3,973,076	3,794,149
Weighted-average price per share(2)	$424.26	$308.74	$371.74	$300.65
Amount of repurchase (in millions)(2)	$561	$189	$1,477	$1,141
(1) Includes shares repurchased but not yet cancelled at quarter end.
(2) Includes brokerage fees.

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2020	2019	Total Change	% Change	2020	2019	Total Change	% Change

Revenues
Freight	$1,968	$2,024	$(56)	(3)	$7,541	$7,613	$(72)	(1)
Non-freight	44	45	(1)	(2)	169	179	(10)	(6)
Total revenues	2,012	2,069	(57)	(3)	7,710	7,792	(82)	(1)

Operating expenses
Compensation and benefits	433	396	37	9	1,560	1,540	20	1
Fuel	169	227	(58)	(26)	652	882	(230)	(26)
Materials	54	49	5	10	216	210	6	3
Equipment rents	34	35	(1)	(3)	142	137	5	4
Depreciation and amortization	197	178	19	11	779	706	73	10
Purchased services and other	197	294	(97)	(33)	1,050	1,193	(143)	(12)
Total operating expenses	1,084	1,179	(95)	(8)	4,399	4,668	(269)	(6)

Operating income	928	890	38	4	3,311	3,124	187	6

Less:
Other income	(96)	(31)	(65)	210	(7)	(89)	82	(92)
Other components of net periodic benefit recovery	(85)	(87)	2	(2)	(342)	(381)	39	(10)
Net interest expense	112	112	—	—	458	448	10	2

Income before income tax expense	997	896	101	11	3,202	3,146	56	2

Income tax expense	195	232	(37)	(16)	758	706	52	7

Net income	$802	$664	$138	21	$2,444	$2,440	$4	—
Operating ratio (%)	53.9	57.0	(3.1)	(310) bps	57.1	59.9	(2.8)	(280) bps

Basic earnings per share	$5.97	$4.84	$1.13	23	$18.05	$17.58	$0.47	3

Diluted earnings per share	$5.95	$4.82	$1.13	23	$17.97	$17.52	$0.45	3

Shares Outstanding
Weighted average number of basic shares outstanding (millions)	134.2	137.2	(3.0)	(2)	135.5	138.8	(3.3)	(2)
Weighted average number of diluted shares outstanding (millions)	134.8	137.7	(2.9)	(2)	136.0	139.3	(3.3)	(2)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.77	0.76	0.01	1	0.75	0.75	—	—
Average foreign exchange rate (Canadian$/US$)	1.30	1.32	(0.02)	(2)	1.34	1.33	0.01	1

Summary of Rail Data (Continued)

	Fourth Quarter					Year
Commodity Data	2020	2019	Total Change	% Change	FX Adjusted % Change(1)	2020	2019	Total Change	% Change	FX Adjusted % Change(1)

Freight Revenues (millions)
- Grain	$508	$473	$35	7	8	$1,829	$1,684	$145	9	8
- Coal	155	168	(13)	(8)	(8)	566	682	(116)	(17)	(17)
- Potash	103	95	8	8	10	493	462	31	7	6
- Fertilizers and sulphur	78	64	14	22	24	290	250	40	16	15
- Forest products	84	75	9	12	14	328	304	24	8	7
- Energy, chemicals and plastics	366	491	(125)	(25)	(25)	1,519	1,534	(15)	(1)	(1)
- Metals, minerals and consumer products	155	173	(18)	(10)	(9)	629	752	(123)	(16)	(17)
- Automotive	109	85	24	28	31	324	352	(28)	(8)	(9)
- Intermodal	410	400	10	3	3	1,563	1,593	(30)	(2)	(2)

Total Freight Revenues	$1,968	$2,024	$(56)	(3)	(2)	$7,541	$7,613	$(72)	(1)	(1)

Freight Revenue per Revenue Ton-Mile (RTM) (cents)
- Grain	4.23	4.64	(0.41)	(9)	(8)	4.38	4.56	(0.18)	(4)	(4)
- Coal	2.92	3.15	(0.23)	(7)	(7)	3.06	3.13	(0.07)	(2)	(2)
- Potash	2.50	2.88	(0.38)	(13)	(12)	2.62	2.67	(0.05)	(2)	(2)
- Fertilizers and sulphur	6.02	6.57	(0.55)	(8)	(7)	6.19	6.50	(0.31)	(5)	(5)
- Forest products	5.87	6.11	(0.24)	(4)	(3)	5.97	6.11	(0.14)	(2)	(3)
- Energy, chemicals and plastics	5.91	5.81	0.10	2	3	6.28	5.23	1.05	20	20
- Metals, minerals and consumer products	6.53	7.04	(0.51)	(7)	(6)	6.75	7.04	(0.29)	(4)	(5)
- Automotive	22.95	28.15	(5.20)	(18)	(16)	24.53	24.67	(0.14)	(1)	(1)
- Intermodal	5.81	5.59	0.22	4	4	5.61	5.68	(0.07)	(1)	(2)

Total Freight Revenue per RTM	4.89	5.14	(0.25)	(5)	(4)	4.96	4.93	0.03	1	—

Freight Revenue per Carload
- Grain	$3,719	$3,978	$(259)	(7)	(6)	$3,810	$3,904	$(94)	(2)	(3)
- Coal	2,103	2,240	(137)	(6)	(6)	2,174	2,241	(67)	(3)	(3)
- Potash	2,869	3,094	(225)	(7)	(6)	3,026	3,094	(68)	(2)	(3)
- Fertilizers and sulphur	4,906	4,444	462	10	12	4,708	4,386	322	7	6
- Forest products	4,641	4,310	331	8	9	4,581	4,252	329	8	7
- Energy, chemicals and plastics	4,541	4,857	(316)	(7)	(6)	4,919	4,284	635	15	15
- Metals, minerals and consumer products	2,914	3,192	(278)	(9)	(8)	3,034	3,210	(176)	(5)	(6)
- Automotive	3,132	2,972	160	5	8	3,054	3,077	(23)	(1)	(2)
- Intermodal	1,470	1,528	(58)	(4)	(3)	1,489	1,523	(34)	(2)	(2)

Total Freight Revenue per Carload	$2,704	$2,883	$(179)	(6)	(5)	$2,784	$2,752	$32	1	1

(1)This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
Commodity Data (Continued)	2020	2019	Total Change	% Change	2020	2019	Total Change	% Change

Millions of RTM
- Grain	12,013	10,184	1,829	18	41,747	36,941	4,806	13
- Coal	5,301	5,335	(34)	(1)	18,510	21,820	(3,310)	(15)
- Potash	4,120	3,294	826	25	18,784	17,297	1,487	9
- Fertilizers and sulphur	1,296	974	322	33	4,683	3,846	837	22
- Forest products	1,432	1,228	204	17	5,491	4,974	517	10
- Energy, chemicals and plastics	6,191	8,455	(2,264)	(27)	24,172	29,356	(5,184)	(18)
- Metals, minerals and consumer products	2,374	2,459	(85)	(3)	9,325	10,684	(1,359)	(13)
- Automotive	475	302	173	57	1,321	1,427	(106)	(7)
- Intermodal	7,054	7,153	(99)	(1)	27,858	28,033	(175)	(1)

Total RTMs	40,256	39,384	872	2	151,891	154,378	(2,487)	(2)

Carloads (thousands)
- Grain	136.6	118.9	17.7	15	480.1	431.4	48.7	11
- Coal	73.7	75.0	(1.3)	(2)	260.4	304.3	(43.9)	(14)
- Potash	35.9	30.7	5.2	17	162.9	149.3	13.6	9
- Fertilizers and sulphur	15.9	14.4	1.5	10	61.6	57.0	4.6	8
- Forest products	18.1	17.4	0.7	4	71.6	71.5	0.1	—
- Energy, chemicals and plastics	80.6	101.1	(20.5)	(20)	308.8	358.1	(49.3)	(14)
- Metals, minerals and consumer products	53.2	54.2	(1.0)	(2)	207.3	234.3	(27.0)	(12)
- Automotive	34.8	28.6	6.2	22	106.1	114.4	(8.3)	(7)
- Intermodal	279.0	261.8	17.2	7	1,049.6	1,046.1	3.5	—

Total Carloads	727.8	702.1	25.7	4	2,708.4	2,766.4	(58.0)	(2)

	Fourth Quarter					Year
	2020	2019	Total Change	% Change	FX Adjusted % Change(1)	2020	2019	Total Change	% Change	FX Adjusted % Change(1)

Operating Expenses (millions)
Compensation and benefits	$433	$396	$37	9	10	$1,560	$1,540	$20	1	1
Fuel	169	227	(58)	(26)	(25)	652	882	(230)	(26)	(27)
Materials	54	49	5	10	10	216	210	6	3	3
Equipment rents	34	35	(1)	(3)	(3)	142	137	5	4	2
Depreciation and amortization	197	178	19	11	11	779	706	73	10	10
Purchased services and other	197	294	(97)	(33)	(33)	1,050	1,193	(143)	(12)	(12)

Total Operating Expenses	$1,084	$1,179	$(95)	(8)	(8)	$4,399	$4,668	$(269)	(6)	(6)

(1)This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
	2020	2019	Total Change	% Change	2020	2019	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	71,977	71,495	482	1	272,360	280,724	(8,364)	(3)
Train miles (thousands)	7,844	8,374	(530)	(6)	30,324	32,924	(2,600)	(8)
Average train weight - excluding local traffic (tons)	9,889	9,163	726	8	9,707	9,129	578	6
Average train length - excluding local traffic (feet)	8,207	7,405	802	11	7,929	7,388	541	7
Average terminal dwell (hours)	6.7	5.9	0.8	14	6.5	6.4	0.1	2
Average train speed (miles per hour, or "mph")(1)	21.9	22.4	(0.5)	(2)	22.0	22.2	(0.2)	(1)
Locomotive productivity (GTMs / operating horsepower)(2)	207	210	(3)	(1)	207	202	5	2
Fuel efficiency(3)	0.948	0.952	(0.004)	—	0.942	0.955	(0.013)	(1)
U.S. gallons of locomotive fuel consumed (millions)(4)	68.2	68.1	0.1	—	256.7	268.1	(11.4)	(4)
Average fuel price (U.S. dollars per U.S. gallon)	1.91	2.53	(0.62)	(25)	1.90	2.49	(0.59)	(24)

Total Employees and Workforce

Total employees (average)(5)	12,028	12,860	(832)	(6)	12,168	13,103	(935)	(7)
Total employees (end of period)(5)	11,890	12,694	(804)	(6)	11,890	12,694	(804)	(6)
Workforce (end of period)(6)	11,904	12,732	(828)	(7)	11,904	12,732	(828)	(7)

Safety Indicators(7)

FRA personal injuries per 200,000 employee-hours	1.07	1.36	(0.29)	(21)	1.11	1.42	(0.31)	(22)
FRA train accidents per million train-miles	0.70	0.44	0.26	59	0.96	1.06	(0.10)	(9)

(1)Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It is calculated dividing the total train miles travelled by the total train hours operated. This calculation does not include delay time related to customers or foreign railroads and excludes the time and distance travelled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.
(2)Locomotive productivity is defined as daily GTMs divided by daily average operating horsepower. Operating horsepower excludes units offline, up or in storage, or in use on other railways, and includes foreign units online.
(3)Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs.
(4)Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.
(5)An employee is defined as an individual currently engaged in full-time, part-time, or seasonal employment with CP.
(6)Workforce is defined as total employees plus contractors and consultants.
(7)FRA personal injuries per 200,000 employee-hours for the three months ended December 31, 2019 was previously reported as 1.31, restated to 1.36 in this Earnings Release. This restatement reflects new information available within specified periods stipulated by the FRA but that exceed the Company's financial reporting timeline.

Non-GAAP Measures

The Company presents Non-GAAP measures to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these Non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Non-GAAP Performance Measures

The Company uses adjusted earnings results including Adjusted income and Adjusted diluted earnings per share to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange ("FX") impact of translating the Company’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in income tax rates, changes to an uncertain tax item and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for 2020 and 2019 include:

2020:
•in the fourth quarter, a deferred tax recovery of $29 million due to a change relating to a tax return filing election for the state of North Dakota that favourably impacted Diluted EPS by 22 cents; and
•during the course of the year, a net non-cash gain of $14 million ($12 million after deferred tax) due to FX translation of debt and lease liabilities that favourably impacted Diluted EPS by 9 cents as follows:
–in the fourth quarter, a $103 million gain ($90 million after deferred tax) that favourably impacted Diluted EPS by 67 cents;
–in the third quarter, a $40 million gain ($38 million after deferred tax) that favourably impacted Diluted EPS by 29 cents;
–in the second quarter, an $86 million gain ($82 million after deferred tax) that favourably impacted Diluted EPS by 59 cents; and
–in the first quarter, a $215 million loss ($198 million after deferred tax) that unfavourably impacted Diluted EPS by $1.44.

2019:
•in the fourth quarter, a deferred tax expense of $24 million as a result of a provision for an uncertain tax item of a prior period that unfavourably impacted Diluted EPS by 17 cents;
•in the second quarter, a deferred tax recovery of $88 million due to the change in the Alberta provincial corporate income tax rate that favourably impacted Diluted EPS by 63 cents; and
•during the course of the year, a net non-cash gain of $94 million ($86 million after deferred tax) due to FX translation of debt and lease liabilities that favourably impacted Diluted EPS by 62 cents as follows:
–in the fourth quarter, a $37 million gain ($32 million after deferred tax) that favourably impacted Diluted EPS by 22 cents;
–in the third quarter, a $25 million loss ($22 million after deferred tax) that unfavourably impacted Diluted EPS by 15 cents;
–in the second quarter, a $37 million gain ($34 million after deferred tax) that favourably impacted Diluted EPS by 24 cents; and
–in the first quarter, a $45 million gain ($42 million after deferred tax) that favourably impacted Diluted EPS by 30 cents.

2021 Outlook

As a result of a 2021 plan built on sustainable, profitable, growth along with further productivity improvement, CP expects high single-digit revenue ton-mile ("RTM") growth and double-digit Adjusted diluted EPS growth. CP's expectations for Adjusted diluted EPS growth in 2021 are based on Adjusted diluted EPS of $17.67 in 2020. As CP continues to enhance the service, productivity and safety of the network, the Company plans to invest a total of approximately $1.55 billion in capital programs. CP’s outlook assumes an annualized effective tax rate of approximately 24.6 percent. CP estimates other components of net periodic benefit recovery to increase by approximately $40 million versus 2020. Adjusted diluted EPS is defined and discussed further below.

Although CP has provided a forward-looking Non-GAAP measure (Adjusted diluted EPS), management is unable to reconcile, without unreasonable efforts, the forward-looking Adjusted diluted EPS to the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, CP has recognized changes in income tax rates and a change to an uncertain tax item. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s debt and lease liabilities from Adjusted diluted EPS. Please see Note on Forward-Looking Information in this Earnings Release for further discussion.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the Non-GAAP measures:

Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2020	2019	2020	2019
Net income as reported	$802	$664	$2,444	$2,440
Less significant items (pre-tax):
Impact of FX translation gain on debt and lease liabilities	103	37	14	94
Add:
Tax effect of adjustments(1)	13	5	2	8
Income tax rate changes	(29)	—	(29)	(88)
Provision for uncertain tax item	—	24	—	24
Adjusted income	$683	$656	$2,403	$2,290
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 12.35% and 13.58% for the three months and year ended December 31, 2020, and 13.43% and 8.55% for the three months and year ended December 31, 2019, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted number of Common Shares outstanding during the period as determined in accordance with GAAP.

	For the three months ended December 31		For the year ended December 31
	2020	2019	2020	2019
Diluted earnings per share as reported	$5.95	$4.82	$17.97	$17.52
Less significant items (pre-tax):
Impact of FX translation gain on debt and lease liabilities	0.76	0.26	0.10	0.67
Add:
Tax effect of adjustments(1)	0.09	0.04	0.01	0.05
Income tax rate changes	(0.22)	—	(0.21)	(0.63)
Provision for uncertain tax item	—	0.17	—	0.17
Adjusted diluted earnings per share	$5.06	$4.77	$17.67	$16.44
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 12.35% and 13.58% for the three months and year ended December 31, 2020, and 13.43% and 8.55% for the three months and year ended December 31, 2019, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted Return on Invested Capital ("Adjusted ROIC")

Adjusted ROIC is calculated as Adjusted return divided by Adjusted average invested capital. Adjusted return is defined as Net income adjusted for interest expense, tax effected at the Company’s adjusted annualized effective tax rate, and significant items in the Company’s Consolidated Financial Statements, tax effected at the applicable tax rate. Adjusted average invested capital is defined as the sum of total Shareholders' equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company's Consolidated Financial Statements, each averaged between the beginning and ending balance over a rolling 12-month period, adjusted for the impact of significant items, tax effected at the applicable tax rate, on closing balances as part of this average. Adjusted ROIC excludes significant items reported in the Company's Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, and excludes interest expense, net of tax, to incorporate returns on the Company’s overall capitalization. Adjusted ROIC is a performance measure that measures how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and is an important performance criteria in determining certain elements of the Company's long-term incentive plan. Adjusted ROIC is reconciled below from Return on average shareholders' equity, the most comparable measure calculated in accordance with GAAP.

Beginning in the first quarter of 2020, CP aligned the reconciliation sequence for Adjusted ROIC to start with Net income, with no change to the calculated Adjusted return.

Calculation of Return on average shareholders' equity

	For the year ended December 31
(in millions, except for percentages)	2020	2019
Net income as reported	$2,444	$2,440
Average shareholders' equity	$7,194	$6,853
Return on average shareholders' equity	34.0%	35.6%

Reconciliation of Net income to Adjusted return

	For the year ended December 31
(in millions)	2020	2019
Net income as reported	$2,444	$2,440
Add:
Net interest expense	458	448
Tax on interest(1)	(113)	(112)
Significant items:
Impact of FX translation gain on debt and lease liabilities (pre-tax)	(14)	(94)
Tax on significant items(2)	2	8
Income tax rate changes	(29)	(88)
Provision for uncertain tax item	—	24
Adjusted return	$2,748	$2,626
(1) Tax was calculated at the adjusted annualized effective tax rate of 24.61% and 24.96% for each of the above items for the years ended December 31, 2020 and 2019, respectively.
(2) Tax was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 13.58% and 8.55% for the years ended December 31, 2020 and 2019, respectively.

Reconciliation of Average shareholders' equity to Adjusted average invested capital

	For the year ended December 31
(in millions)	2020	2019
Average shareholders' equity	$7,194	$6,853
Average Long-term debt, including long-term debt maturing within one year	9,264	8,726
	$16,458	$15,579
Less:
Income tax rate changes	15	44
Provision for uncertain tax item	—	(12)
Adjusted average invested capital	$16,443	$15,547

Calculation of Adjusted ROIC

	For the year ended December 31
(in millions, except for percentages)	2020	2019
Adjusted return	$2,748	$2,626
Adjusted average invested capital	$16,443	$15,547
Adjusted ROIC	16.7%	16.9%

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, and the acquisitions of Central Maine and Québec Railway ("CMQ") and DRTP. Free cash is a measure that management considers to be a valuable indicator of liquidity. Free cash is useful to investors and other external users of the Company's Consolidated Financial Statements as it assists with the evaluation of the Company's ability to generate cash to satisfy debt obligations and discretionary activities such as dividends, share repurchase programs, and other strategic opportunities. The acquisitions of CMQ and DRTP are not indicative of investment trends and have also been excluded from Free cash. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended December 31		For the year ended December 31
(in millions)	2020	2019	2020	2019
Cash provided by operating activities	$985	$1,033	$2,802	$2,990
Cash used in investing activities	(717)	(668)	(2,030)	(1,803)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(6)	(3)	6	(4)
Less:
Investment in Central Maine and Québec Railway	—	(174)	19	(174)
Investment in Detroit River Tunnel Partnership	(398)	—	(398)	—
Free cash	$660	$536	$1,157	$1,357

Foreign Exchange Adjusted % Change

FX adjusted % change allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

FX adjusted % changes in revenues are further used in calculating FX adjusted % change in freight revenue per carload and RTM. FX adjusted % changes in revenues are as follows:

	For the three months ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Freight revenues by line of business
Grain	$508	$473	$(3)	$470	8
Coal	155	168	—	168	(8)
Potash	103	95	(1)	94	10
Fertilizers and sulphur	78	64	(1)	63	24
Forest products	84	75	(1)	74	14
Energy, chemicals and plastics	366	491	(5)	486	(25)
Metals, minerals and consumer products	155	173	(2)	171	(9)
Automotive	109	85	(2)	83	31
Intermodal	410	400	(2)	398	3
Freight revenues	1,968	2,024	(17)	2,007	(2)
Non-freight revenues	44	45	—	45	(2)
Total revenues	$2,012	$2,069	$(17)	$2,052	(2)

	For the year ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Freight revenues by line of business
Grain	$1,829	$1,684	$8	$1,692	8
Coal	566	682	1	683	(17)
Potash	493	462	2	464	6
Fertilizers and sulphur	290	250	2	252	15
Forest products	328	304	3	307	7
Energy, chemicals and plastics	1,519	1,534	3	1,537	(1)
Metals, minerals and consumer products	629	752	7	759	(17)
Automotive	324	352	3	355	(9)
Intermodal	1,563	1,593	4	1,597	(2)
Freight revenues	7,541	7,613	33	7,646	(1)
Non-freight revenues	169	179	—	179	(6)
Total revenues	$7,710	$7,792	$33	$7,825	(1)

FX adjusted % changes in operating expenses are as follows:

	For the three months ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Compensation and benefits	$433	$396	$(2)	$394	10
Fuel	169	227	(2)	225	(25)
Materials	54	49	—	49	10
Equipment rents	34	35	—	35	(3)
Depreciation and amortization	197	178	(1)	177	11
Purchased services and other	197	294	(2)	292	(33)
Total operating expenses	$1,084	$1,179	$(7)	$1,172	(8)

	For the year ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Compensation and benefits	$1,560	$1,540	$5	$1,545	1
Fuel	652	882	8	890	(27)
Materials	216	210	—	210	3
Equipment rents	142	137	2	139	2
Depreciation and amortization	779	706	2	708	10
Purchased services and other	1,050	1,193	6	1,199	(12)
Total operating expenses	$4,399	$4,668	$23	$4,691	(6)

FX adjusted % change in operating income is as follows:

	For the three months ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Operating income	$928	$890	$(10)	$880	5

	For the year ended December 31
(in millions)	Reported 2020	Reported 2019	Variance due to FX	FX Adjusted 2019	FX Adjusted % Change
Operating income	$3,311	$3,124	$10	$3,134	6

Dividend Payout Ratio and Adjusted Dividend Payout Ratio

Dividend payout ratio is calculated as dividends declared per share divided by Diluted EPS. Adjusted dividend payout ratio is calculated as dividends declared per share divided by Adjusted diluted EPS, as defined above. These ratios are measures of shareholder return and provide information on the Company's ability to declare dividends on an ongoing basis.
Calculation of Dividend Payout Ratio

	For the year ended December 31
(in dollars, except for percentages)	2020	2019
Dividends declared per share	$3.5600	$3.1400
Diluted EPS	17.97	17.52
Dividend payout ratio	19.8%	17.9%
Calculation of Adjusted Dividend Payout Ratio

	For the year ended December 31
(in dollars, except for percentages)	2020	2019
Dividends declared per share	$3.5600	$3.1400
Adjusted diluted EPS	17.67	16.44
Adjusted dividend payout ratio	20.1%	19.1%
Adjusted Net Debt to Adjusted EBITDA Ratio

Adjusted net debt to Adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations. The Adjusted net debt to Adjusted EBITDA ratio is reconciled below from the Long-term debt to Net income ratio, the most comparable measure calculated in accordance with GAAP.

Calculation of Long-term Debt to Net Income Ratio

(in millions, except for ratios)	2020	2019
Long-term debt including long-term debt maturing within one year as at December 31	$9,771	$8,757
Net income for the year ended December 31	2,444	2,440
Long-term debt to Net income ratio	4.0	3.6

Reconciliation of Long-term Debt to Adjusted Net Debt

Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year and Short-term borrowing as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans deficit, operating lease liabilities recognized on the Company's Consolidated Balance Sheets, and Cash and cash equivalents.

(in millions)	2020	2019
Long-term debt including long-term debt maturing within one year as at December 31	$9,771	$8,757
Add:
Pension plans deficit(1)	328	294
Operating lease liabilities	311	354
Less:
Cash and cash equivalents	147	133
Adjusted net debt as at December 31	$10,263	$9,272
(1) Pension plans deficit is the total funded status of the Pension plans in deficit only.

Reconciliation of Net Income to EBIT, Adjusted EBIT and Adjusted EBITDA

Earnings before interest and tax ("EBIT") is calculated as Net income before Net interest expense and Income tax expense. Adjusted EBIT excludes significant items reported in both Operating income and Other (income) expense. Adjusted EBITDA is calculated as Adjusted EBIT plus operating lease expense and Depreciation and amortization, less Other components of net periodic benefit recovery.

	For the year ended December 31
(in millions)	2020	2019
Net income as reported	$2,444	$2,440
Add:
Net interest expense	458	448
Income tax expense	758	706
EBIT	3,660	3,594
Less significant items (pre-tax):
Impact of FX translation gain on debt and lease liabilities	14	94
Adjusted EBIT	3,646	3,500
Add:
Operating lease expense	78	83
Depreciation and amortization	779	706
Less:
Other components of net periodic benefit recovery	342	381
Adjusted EBITDA	$4,161	$3,908
Calculation of Adjusted Net Debt to Adjusted EBITDA Ratio

(in millions, except for ratios)	2020	2019
Adjusted net debt as at December 31	$10,263	$9,272
Adjusted EBITDA for the year ended December 31	4,161	3,908
Adjusted net debt to Adjusted EBITDA ratio	2.5	2.4